Exhibit 5.1

Opinion of Carlton Fields, P.A.

September 9, 2013

Trunity Holdings, Inc.
230 Commerce Way
Portsmouth, NH 03801

Re:	Trunity Holdings, Inc.
Registration of Shares on Form S-1

Dear Ladies and Gentlemen:

We have acted as counsel to Trunity Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-1 (the “Registration Statement”) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale of 17,872,940 shares of the Company’s common stock, $0.0001 par value,  including 8,936,470 shares of common stock underlying currently exercisable warrants (the “Common Stock”) by those certain selling stockholders named in the Registration Statement (the “Selling Stockholders”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the Certificate of Incorporation of the Company, as amended, (b) the By-Laws of the Company, as amended, (c) resolutions adopted by the Board of Directors of the Company relating to the authorization and issuance of the Common Stock by the Company, and (d) the Registration Statement.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, and the accuracy and completeness of the corporate records made available to us by the Company.

As to any facts material to the opinion expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others.

We have not, except as specifically identified herein, been retained or engaged to perform and, accordingly, have not performed, any independent review or investigation of any statutes, ordinances, laws, regulations, agreements, contracts, instruments, corporate records, orders, writs, judgments, rules or decrees to which the Company may be a party or to which the Company may be subject or bound. The opinion expressed below is made in the context of the foregoing.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the shares of Common Stock which are issued and outstanding and held by the Selling Stockholders are validly issued, fully paid, and non-assessable shares of Common Stock of the Company.

This opinion is limited to the matters specifically set forth herein, and is provided exclusively in connection with the public offering contemplated by the Registration Statement and may be relied on solely by you and by persons purchasing Common Stock pursuant to such offering. No other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is limited to the laws in effect as of the date hereof and is provided exclusively in connection with the public offering contemplated by the Registration Statement and may be relied on solely by you and by persons purchasing Common Stock pursuant to such offering.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the caption “Legal Matters” in the prospectus which is made part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission thereunder.

Unless the prior written consent of our firm is obtained, this opinion is not to be quoted or otherwise referred to in any written report, proxy statement or other registration statement, nor is it to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.

Sincerely,

CARLTON FIELDS, P.A.

By:	/s/ Robert B. Macaulay
Robert B. Macaulay